UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 28, 2011

YANGLIN SOYBEAN, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52127	20-4136884
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NO. 99 FANRONG STREET, JIXIAN COUNTY
SHUANG YA SHAN CITY
HEILONGJIANG PROVINCE
CHINA, 155900
(Address Of Principal Executive Offices) (Zip Code)

(011) 86-469-469300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2011, Mr. Shulin Liu, the Chairman of the Company’s Board of Directors, received a letter from its independent director, Mr. Albert McLelland, dated September 27, 2011, in which Mr. McLelland informed the Company that he was tendering his resignation as a member of the Company’s Board of Directors effective from August 31, 2011. As a result, Mr. McLelland would also cease to be a member of the Company’s Compensation Committee and the Company’s Nominating and Corporate Governance Committee and chairman of the Company’s Audit Committee effective from the date of his resignation. Mr. McLelland informed the Company that his decision to resign was due to the fact that it had come to his attention that Shulin Liu,  the Company’s Chief Executive Officer had instructed Molan Shangguan, the Company’s Chief Financial Officer to cancel the Company’s Director’s & Officer’s  insurance policy.  A copy of Mr. McLelland’s letter  is attached as Exhibit 17.1 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

17.1	Letter of Albert McLelland to Mr. Shulin Liu dated September 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANGLIN SOYBEAN, INC.

By:	/s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

Dated: October 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

17.1	Letter of Albert McLelland to Mr. Shulin Liu dated September 27, 2011